UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/18/2011

StellarOne Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-22283

VA	541829288
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

590 Peter Jefferson Parkway, Suite 250
Charlottesville, VA 22911
(Address of principal executive offices, including zip code)

(434) 964-2211
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On January 18, 2011, StellarOne Corporation (the "Corporation") announced that it will report fourth quarter 2010 results before the market opens on Wednesday, January 26, 2011. In connection with this earnings announcement, O. R. Barham, Jr., President and Chief Executive Officer of the Corporation, and Jeffrey W. Farrar, Executive Vice President and Chief Financial Officer of the Corporation, will host a conference call and simultaneous webcast at 11:00 AM ET on Wednesday, January 26, 2011, to discuss results and answer questions.

To participate in the conference call, dial toll free (877) 887-5215 (no passcode required) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate at that time, a digital replay of the call will be available from 2:00 PM ET on Wednesday, January 26, 2011 through 11:59 PM ET on Wednesday, February 2, 2011, by dialing toll free (800) 642-1687 and using passcode #38005629.

A link to the webcast is accessible via the Corporation's website at www.StellarOne.com under "Investor Relations."

StellarOne Corporation is a traditional community bank, offering a full range of business and consumer banking services, including trust and asset management services. The Corporation's sole banking affiliate, StellarOne Bank, operates 56 full-service financial centers, one loan production office, and 66 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StellarOne Corporation

Date: January 18, 2011	By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release